Exhibit 10.1

                              EMPLOYMENT AGREEMENT

I. This agreement is executed this 1st day of July, 2005 and made effective as of May 17, 2005 ("Effective Date"), between Schimatic Cash Transactions Network.com, Inc., a Florida corporation ("Employer" or "Company" or "SCTN"), dba Smart Chip Technologies, and Verlo Howell ("Howell" or "Employee") and (collectively the "Parties").

II.  RECITALS

     A. Employer is a Florida corporation, the principal business of which is computer software solutions with particular expertise in Smart Card Loyalty programs.

     B. Employer's current Administrative Office ("Corporate Office") is located at 330 E. Warm Springs Rd., Las Vegas, NV 89119.

     C. It is anticipated that Howell will play a key role in the administrative, financial and marketing areas of the company because of his knowledge, experience and achievement in previous companies similar in nature.

     D. Company desires to employ Howell in this capacity, and is therefore entering this Employment Agreement for Howell to serve as Executive Vice-President reporting to the CEO, with full responsibility for all areas of Finance, Administration, Sales, Marketing and Business Development.

     The Parties wish to enter into a written agreement to memorialize the terms of Employee's employment by the Employer.

III. AGREEMENT.

     In consideration of the employment of Howell by the Employer and other good and valuable consideration, the parties hereto agree as follows:

     A. Employment. The Employer agrees to employ Howell in the capacity as described above and as a Director on the Board of Directors on the terms set forth herein. Howell accepts such employment and agrees to work full time and use his best efforts in performing services for the Employer.

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                       Howell Employment Agreement (Cont.)
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     B.   Inventions. Employee shall promptly disclose to the company any and all inventions, discoveries, developments, improvements, machines, appliances, processes, software, firmware, products, or the like whether patentable or not, which are related to the Company's business (all of which are referred to herein as "inventions") which Employee may invent, conceive, produce, or reduce to practice, either solely or jointly with others, at any time (whether or not during working hours) during the period of employment. All such inventions which in any way relate to the goods, materials, or services developed, produced, used or sold by the Company or any of it's subsidiaries shall at all times and for all purposes be regarded as acquired and held by Employee in a fiduciary capacity for, and solely for the benefit of the Company. No termination of employment or of this agreement shall release Employee or the Employee's heirs or legal representatives from the foregoing obligations as to such inventions.

     C. Terms & Salary. Employee's current salary will be two hundred twenty five thousand dollars ($225,000) per year, subject to partial deferment as described below. Employee will be given regular reviews and, subject to employee's continued performance of duties, employee will be given raises, bonuses, and additional compensation, if recommended or warranted, as approved by the company's Board of Directors, in addition to any other compensation already due. Except as provided herein, the term of this Agreement shall be for a period of three (3) years commencing on the Effective Date, and will automatically renew for two (2) one (1) year periods unless notified in writing by the employer within sixty (60) days prior to the employee contract expiration date that his services are no longer required.

     D. Full and the Partial Salary Deferment. For the first six months of Howell's Employment Contract, Howell agrees to defer 100% of his salary unless during such time the Company has received sufficient funding, or begins to receive revenues, adequate to support its on-going operation. For the next six months of Howell's Employment Contract, Howell agrees to defer 80% of his salary unless during such time the Company has received sufficient funding, or begins to receive revenues, adequate to support its on-going operation. After 12 months, for a period of up to 12 months unless otherwise agreed to by Howell in writing to continue deferment of salary until the end of the Employment Agreement or unless during such time the Company has received sufficient funding, or begins to receive revenues, adequate

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                       Howell Employment Agreement (Cont.)
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          to support its on-going operation, Howell agrees to defer 60% of his salary. At any point in time, any and all deferred salary may be converted to Company 144 stock at the rate of five cents ($.05) per share, at Howell's option. Howell will be granted one million (1,000,000) shares of stock as a signing bonus, and will earn an additional two million (2,000,000) shares on the anniversary of this Agreement for each of the next three (3) years.

     E. Place of Work. At the present time, the Company intends to maintain its Product Development and back office operations in Toronto, Canada, Operations Office in Sandy, Utah, and its Administrative Office at 330 East Warm Springs Road. Employee's principal place of business shall be his home office. Notwithstanding the foregoing, Employee agrees to travel, as deemed necessary, to the Company's Product Development, Operations or Administrative Office and any other locations necessary for the fulfillment of his duties. The expenses associated with such travel shall be reimbursed by the Company. The Company agrees to reimburse Employee for all approved travel, lodging and associated expenses during the term of this Agreement:

     F.   Benefits.

          1. Fringe Benefits. Howell shall be entitled to and shall receive all benefits of employment generally available to other executives of the Employer, including, without limitation, participation in the following as cash flow dictates:

               a. Group Health, Dental and Life Insurance. Howell will be eligible to participate in such group health, dental and life insurance plans, which the Employer may keep in effect during the Term, subject to the terms of any such plans.

               b. Long Term Disability. Howell will be eligible to participate in such long term disability plans which the Employer may keep in effect during the Term, and for 12 months thereafter, subject to the terms of any such plan.

               c. Travel Expenses. Employer shall reimburse Howell for all reasonable business travel expenses including: transportation and lodging for commuting to the Company's

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                       Howell Employment Agreement (Cont.)
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                    Product Development Office in Canada, Operations Office in
                    Utah, Administrative Office in Nevada or anywhere to which they may be relocated and travel to Customer locations.

               d. Business Expenses. The Employer shall pay the actual and normal expenses incurred by Howell for the benefit of the Employer in performing his duties as described above in accordance with the Employer's expense reimbursement policy, as adopted from time to time. At the option of Employee, any portion of any expenses due to Employee remaining unpaid after thirty (30) days from when it was submitted for reimbursement, may be converted to stock as follows: the number of 144 restricted shares will be calculated at 5 cents ($.05) per share, divided into the amount due.

               e. Vacation. Howell shall be entitled to vacation benefits in accordance with the employer's vacation policy, as currently stated or as increased in the future, at the maximum level of accrued and unused vacation benefits which Employer's executives or employees are permitted to accrue in accordance with the Employer's personnel policies.

               f. Sick Leave/Personal Leave. Howell shall be entitled to sick leave and personal leave benefits in accordance with the Employer's personnel policies, as adopted from time to time.

               g. Accrual Year. Any of the benefits provided under this Agreement or under Employer's personnel policies generally which are accrued on a "per year" basis, are deemed to accrue during each of Employer's fiscal years in accordance with Employer's personnel policies applicable to its employees generally. Any benefits accruing from the Effective Date of hire through the end of the current fiscal year will be prorated for such year.

          2. Indemnity. Employer shall indemnify Howell to the maximum extent permissible under law as an agent, Director, and Officer for acts taken by him during the Term on behalf of Employer provided such acts are taken in good faith and in what is in the best interest of Employer.

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                       Howell Employment Agreement (Cont.)
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          3.   Directors' and Officers' Insurance. Employer agrees to obtain and maintain, as soon as it is financially feasible, a policy of directors and officers insurance covering Employee's acts as a Director or Officer, as the case may be and as may be limited by the terms of any such insurance policy, in a face amount of no less than ONE MILLION DOLLARS ($1,000,000.00).

          4.   Termination.

               a. Termination as a result of a change of control or for good cause. This Agreement is terminable prior to the expiration of the Term, in the manner and to the extent set forth in this section 4.

               b. Death, Disability or Resignation During Term. This Agreement shall automatically terminate upon the death of Employee or Employee's voluntary resignation during the Term. The Employer or Employee may terminate this Agreement upon reasonable determination of Employee's total disability. As used herein, total disability means Employee's inability to perform his normal and usual duties as described herein, due to physical disability or physical or mental illness for a period of ninety (90) consecutive calendar days.

               c. Termination for Cause. The Employer may terminate this Agreement immediately, and except as otherwise set forth below, without prior notice, for "Cause" which shall mean:

                    i. Employee's excessive use of alcohol or illegal drug abuse;

                    ii. Any material dishonest act by Howell relating to the Employer's business;

                    iii. Any intentional act by Howell that would be materially detrimental to the business or reputation of the Employer;

                    iv. Employee's rendering any services to a firm or entity which does business in a field competitive with the business of Employer except as may be expressly authorized in writing pursuant by the Board, or

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                       Howell Employment Agreement (Cont.)
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                    v.   Employee's substantial failure to perform the material
                         services contemplated by this Agreement, it being understood and agreed that the Employer must give Howell notice of such failure by the Employer and not less than one hundred eighty (180) days with in which to cure such failure before invoking the provisions of this subparagraph v. in terminating Employee.

               d. Without Cause. The Employer may terminate this Agreement during the Term without Cause upon giving one hundred eighty
                    (180) days prior written notice of such termination.

          5. Severance Pay. If Employee's employment terminates due to his death, disability or by Employer notice without cause as described in Section 4 above at any time prior to the Term, Employer will pay to Howell or his legal designee(s), an amount equal to his annual Base Salary ("Severance Pay and will immediately pay all outstanding expenses and loans due to Howell from the Company if there are sufficient funds to pay these items; otherwise, these expenses and loans will be paid out over a twelve (12) month period and will earn a fifteen percent (15%) annual rate of interest until fully paid.

          6. No Severance Pay upon Resignation. It is expressly understood and agreed that Howell (or his personal representative, as the case may be) shall not be entitled to any Severance Pay if he resigns during the Term, but will immediately be paid all outstanding expenses and loans due from the Company if sufficient funds are available to pay these items; otherwise, these outstanding expenses and loans will be paid out over a twelve (12) month period and will earn a fifteen percent (15%) annual rate of interest until fully paid. At the option of Employee, all or any portion of these expenses or loans may be converted to stock as follows: the number of 144 restricted shares will be calculated at 5 cents ($.05) per share, divided into the amount due.

          7. Manner of Payment of Severance Pay. Any Severance Pay hereunder will be paid at such intervals and in the manner dictated by the Employer's normal pay practices.

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                       Howell Employment Agreement (Cont.)
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          8.   Notice of Termination. The Employer shall give Howell notice of the termination of this Agreement pursuant to sub-section b-d of
               Section 4 and, except as otherwise provided herein, the termination of this Agreement shall be effective upon the giving of such notice. Company will immediately pay all outstanding expenses and loans due to Howell from the Company, as described above.

          9. Change of Control. As used in this section, the term "change of control" means and refers to:

               a. Any merger, consolidation, or sale of the Company such that any individual, entity or group (within the meaning of section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acquires beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of 20 percent or more of the voting common stock of the Company or its subsidiary

               b. Any transaction in which the Company sells all or substantially all of its assets;

               c.   A dissolution or liquidation of the Company; or

               d.   The Company becomes a non-publicly held company.

               e. A "change of control" as used in this section does not include a direct capital investment in the company or a conversion of outstanding debt.

               At the option of Employee, this agreement will continue in full effect with, and be binding upon, any successor organization following a Change of Control.

IV. Integration. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties, including, without limitation, all prior employment agreements, whether or not fully performed before the date of this Agreement. No amendments to this Agreement may be made except by a writing signed by both parties.

V. Arbitration. Any controversy or claim arising out of or relating to this agreement, or breach of this agreement, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. Within five
     (5) business days after a demand has been made to arbitrate a dispute, the


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                       Howell Employment Agreement (Cont.)
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     parties will meet and attempt to agree on a single arbitrator. If the parties are unable to agree on a single arbitrator, then each party shall, before the expiration of such five (5) day period, designate an arbitrator. Within (30) additional business days thereafter, the two arbitrators shall select a third arbitrator. If for any reason they cannot agree on a third arbitrator, they may apply to the Utah Superior Court for the name of a neutral party. The three arbitrators shall hear all the evidence, and a majority vote shall set the award of the arbitrators. Each party shall pay the fees of the arbitrator he or it selects and of his or its own attorneys, and the expenses of his or its witnesses and all other expenses connected with presenting his or its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Notwithstanding the foregoing, the arbitrators may award reasonable attorneys' fees and costs to the prevailing party in their award.

VI. Litigation. In the event legal action or arbitration is brought to enforce any of the provisions of this Agreement or for any breach thereof, reasonable attorneys' fees and costs shall be awarded to the prevailing party or parties in said action. All legal action is to take place in Salt Lake City, Utah or such other city where the Employee maintains residence.

VII. Notices. Any notice given pursuant to this Agreement must be sent by United States Certified Mail (postage prepaid) and shall be deemed given on dates on which the envelope or envelopes containing such notices are deposited in the United States Mail. The Addresses of the parties to be used for the giving of notices shall be as set forth on the signature page of the Agreement. The parties hereto may change the addresses to which notices to them may be sent by giving written notice thereof in accordance with this paragraph.

VIII. Severability of Provision. If any provision of this Agreement is invalid or illegal, the other provision shall nevertheless remain in full force and affect.

IX. Controlling Law. This Agreement is entered into in the State of Utah and shall be interpreted and controlled by the laws of the State of Utah or such other state where Employee maintains residence, at the option of Employee.

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                       Howell Employment Agreement (Cont.)
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X.   Successors. The Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns. This employment contract supercedes any other outstanding Agreement between the two parties that may have been executed prior to this date.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on July 1st, 2005.


     Employer:   SCTN                         Employee:   Verlo Howell

      330 E. Warm Springs Rd,                  500 Spring Creek Road
      Las Vegas, NV 89119,                     Providence, Utah 84332


     By:/s/ David J. Simon                    By:/s/ Verlo Howell
        ------------------------------           ------------------------------
        David J. Simon, Chairman /CEO         Verlo Howell, Executive
                                              Vice-President




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